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                                                      Exhibit 10(e)


This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

                    Amendment to 1991 Incentive
                 Program of Amoco Corporation and
                  its Participating Subsidiaries

   WHEREAS,  The Compensation and Organization Committee  of  Amoco
Corporation desires to amend the 1991 Incentive Program of Amoco Corporation and its Participating Subsidiaries (the "1991 Incentive Program") to extend the post-death exercise period of stock options granted under the 1991 Incentive Program.

  RESOLVED, That Section 6.1(f)(i) of the 1991 Incentive Program is amended in its entirety to read as follows:

     (i) If a Participant dies while employed by the Corporation or a Participating Subsidiary and after completion of the required period of continuous employment as provided in the Award Agreement following the date an Option is granted, then the Option shall be exerciseable by the Beneficiary of the Participant, but only within the period specified in the Award Agreement which shall not be later than three (3) years after the date of the Participant's death and, in any event, not later than the expiration date of the Option.

   FURTHER RESOLVED, That Section 6.1(g) of the 1991 Incentive Program is amended in its entirety to read as follows:

     (g) If a Participant is deemed by the Corporation to be Totally Disabled, or if a Participant Retires, after completion of any required period of continuous employment as provided in the Award Agreement, following the date an Option was granted, the Option shall be exerciseable by the Participant or the Participant's legal guardian or representative, but only within the period specified in the Award Agreement, which shall not be later than the expiration date of the Option. If a Participant, to whom this Section 6.1(g) is applicable, dies before the expiration of the period specified in the Award Agreement during which the Option may be exercised, and without having exercised the Option, then the Option shall be exerciseable by the Beneficiary of the Participant during the remainder of such specified period but only within three (3) years after the date of the Participant's death, and in any event, not later than the expiration date of the Option.

   FURTHER RESOLVED, That except as specifically amended by the preceding resolutions, the terms of the 1991 Incentive Program are unchanged and remain in full force and effect.

   FURTHER RESOLVED, That the capitalized terms used in the preceding resolutions and not otherwise defined herein shall have the meanings specified for such terms in the 1991 Incentive Program.


Effective for options granted on or after December 19, 1995.


The  1991  Incentive Program has been further amended  as  follows:

The  term  "Director's Compensation Committee" has been changed  to

"Compensation  and  Organization Committee" and  the  term  "Salary

Committee" has been changed to the "Human Resources Committee."